May 15, 2007



U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F. Street, NE
Washington, DC 20549

RE:  Aquacell Water, Inc.

Ladies and Gentlemen:

We have read the statements of Aquacell Water, Inc. pertaining to our Firm included under Item 4.01 of Form 8-K/A dated May 2, 2007 and agree with such statements as they pertain to our Firm. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                     Very truly yours,

                                 /s/ WOLINETZ, LAFAZAN & COMPANY, CPA'S, P.C.

                                     WOLINETZ, LAFAZAN & COMPANY, CPA'S, P.C.